                                SCHEDULE 14A

                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                        BROADWAY FINANCIAL CORPORATION
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                        BROADWAY FINANCIAL CORPORATION

                          4835 West Venice Boulevard
                        Los Angeles, California 90019


Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Broadway Financial Corporation (the "Company"), which will be held at Holman United Methodist Church, in the White Fellowship Hall, 3320 West Adams Boulevard, Los Angeles, California 90018, at 2:00 p.m., Pacific time, on June 18, 1997.

As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, stockholders will be asked to vote on the election of three directors, to ratify the appointment of the independent auditors for the Company.and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Your vote is very important, regardless of the number of shares you own. I urge you to mark, sign and date each proxy card you receive and return it as soon as possible in the postage-paid envelope provided, even if you currently plan to attend the Annual Meeting. Returning your proxy card will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend.

Sincerely,

/s/ Paul C. Hudson

Paul C. Hudson
President and Chief Executive Officer


IMPORTANT: IF YOUR BROADWAY FINANCIAL CORPORATION SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM OR NOMINEE, ONLY THEY CAN EXECUTE A PROXY ON YOUR BEHALF. TO ENSURE THAT YOUR SHARES ARE VOTED, WE URGE YOU TO TELEPHONE THE INDIVIDUAL RESPONSIBLE FOR YOUR ACCOUNT TODAY AND OBTAIN INSTRUCTIONS ON HOW TO DIRECT HIM OR HER TO EXECUTE A PROXY.

IF YOU HAVE ANY QUESTIONS OR NEED ANY ASSISTANCE IN VOTING YOUR SHARES, PLEASE TELEPHONE THE COMPANY'S INVESTOR RELATIONS REPRESENTATIVE, BOB ADKINS, AT (213)

931-1886, EXT. 255.




                        BROADWAY FINANCIAL CORPORATION
                          4835 West Venice Boulevard
                        Los Angeles, California 90019


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on June 18, 1997




NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Broadway Financial Corporation (the "Company") will be held at Holman United Methodist Church, in the White Fellowship Hall, 3320 West Adams Boulevard, Los Angeles, California 90018, at 2:00 p.m., Pacific time, on June 18, 1997, for the following purposes:

    1) To elect three directors of the Company to serve until the Annual Meeting to be held in 2000 or until their successors are elected and have been qualified. The Board of Directors has nominated Mr. Paul C. Hudson, Mr. Kellogg Chan and Mr. Larkin Teasley.

    2) To consider such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has selected April 30, 1997 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the executive offices of Broadway Financial Corporation during the ten days prior to the meeting. Such list will also be available for inspection at the time and place of the Annual Meeting.

By Order of the Board of Directors

/s/ Bob Adkins

Bob Adkins
Secretary

Los Angeles, California
May 9, 1997




                        BROADWAY FINANCIAL CORPORATION

                          4835 West Venice Boulevard
                        Los Angeles, California 90019

                               PROXY STATEMENT

                        Annual Meeting of Stockholders

                                June 18, 1997


INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Broadway Financial Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at Holman United Methodist Church, in the White Fellowship Hall, 3320 West Adams Boulevard, Los Angeles, California, 90018, at 2:00 p.m., Pacific time, on June 18, 1997, and at any adjournment thereof. This Proxy Statement and the accompanying proxy card were first mailed to stockholders on or about May 19, 1997.

The Company was incorporated under Delaware law in September 1995 for the purpose of acquiring and holding all of the outstanding capital stock of Broadway Federal Bank, f.s.b. (the "Bank") as part of the Bank's conversion from a Federally chartered mutual savings and loan association to a Federally chartered stock savings bank (the "Conversion"). The Conversion was completed, and the Bank became a wholly-owned subsidiary of the Company, on January 8, 1996. Prior to the completion of the Conversion, the Company had no assets or liabilities and did not conduct any business other than that of an organizational nature. Unless otherwise indicated, references in this Proxy Statement to the Company include the Bank as its predecessor.

The Board of Directors of the Company has selected April 30, 1997 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. A total of 840,188 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were outstanding at the close of business on that date. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Stockholders will be entitled to cast one vote for each share of Common Stock held by them of record at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the stockholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on its proxy that the broker does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering a later signed and dated proxy or other written notice of revocation to Bob Adkins, Secretary of the Company, at 4835 W. Venice Boulevard, Los Angeles, California 90019. A proxy may also be revoked if the person executing the proxy is present at the Annual Meeting and chooses to vote in person. If no contrary instructions are given, proxies received pursuant to this solicitation will be voted FOR the election of the directors named in this Proxy Statement. Although the Board of Directors currently knows of no other matter to be brought before the Annual Meeting, if other matters properly come before the Annual Meeting and may properly be acted upon, including voting on a substitute nominee for director in the event that one of the nominees named in this Proxy Statement becomes unwilling or unable to serve before the Annual Meeting, such proxies will be voted in accordance with the best judgment of the persons named in the proxy.

Election of each of the directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. For purposes of determining whether the requisite approvals have been obtained, abstentions are included in the calculation and will be treated as "no" votes, and "broker non-votes" will be disregarded in the calculation.

The principal solicitation of proxies is being made by mail. The Company has retained American Securities Transfer, Inc., the Company's transfer agent, to assist in the solicitation of proxies for an estimated fee of $1,624.89 plus reimbursement for certain expenses. To the extent necessary, proxies may be solicited by certain officers, directors and employees of the Company or the Bank, none of whom will receive additional compensation therefor, and may also be solicited by telegram, telephone or personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse brokers for forwarding solicitation material to beneficial owners of shares.

                            ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes with the term of one class of directors to expire each year. Three directors are to be elected at the Annual Meeting. The Certificate of Incorporation does not provide for cumulative voting in the election of directors.

The following table sets forth the names and certain information regarding the persons who are currently members of the Company's Board of Directors, including those nominated by the Board of Directors for reelection at the Annual Meeting. If elected, Mr. Paul C. Hudson, Mr. Kellogg Chan and Mr. Larkin Teasley will each serve for a term of three years or until their respective successors are elected and qualified. The three nominees have consented to be named and have indicated their intention to serve if elected.
 Each director listed below served as a director of the Bank prior to its reorganization into a holding company structure, and the dates listed below pertaining to length of service as a director reflect service as a director of the Bank prior to such reorganization as well as service as a director of the Company thereafter. If any of the nominees become unable to serve as a director for any reason, the shares represented by the proxies solicited hereby may be voted for a replacement nominee selected by the Company's Board of Directors.

                              Age at
                      December 31,  Director           Term           Positions Currently Held with
    Name                       1996              Since     Expires      The Company And The Bank
    ----              ----------------------     -----     -------    -----------------------------
NOMINEES:

    Paul C. Hudson(1)           48                1985       1997     Director, President and
                                                                      Chief Executive Officer
                                                                      of Company and Bank

    Kellogg Chan                57                1993       1997     Director of Company and Bank

    Larkin Teasley              60                1977       1997     Director of Company and Bank


CONTINUING DIRECTORS:

    Elbert T. Hudson(1)         76                1959       1998     Director and Chairman of the
                                                                      Board of Company and Bank

    Willis K. Duffy             69                1974       1998     Director of Company and Bank

    Rosa M. Hill                67                1977       1998     Director of Company and Bank

    Lyle A. Marshall            71                1976       1999     Director of Company and Bank

                                       6


    A. Odell Maddox             50                1986       1999     Director of Company and Bank

    Daniel A. Medina(2)         39                   -          -     Advisory Director of Company
                                                                      and Bank

----------------------------
(1)Elbert T. Hudson and Paul C. Hudson are father and son.
(2)Daniel A. Medina currently serves as an Advisory Director and has been elected as a Director of the Company and the Bank, subject to approval by the Office of Thrift Supervision ("OTS").

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
                             THE ABOVE NOMINEES.


The business experience of each of the nominees and continuing directors is as follows:

Nominees:

Paul C. Hudson is President and Chief Executive Officer of the Company and Broadway Federal. Mr. Hudson joined Broadway Federal in 1981. Mr. Hudson was elected to the Board in 1985, and served in various positions prior to becoming President and Chief Executive Officer in 1992. Mr. Hudson also serves on the Board of Directors of Broadway Service Corporation ("BSC").
Mr. Hudson is a member of the California and District of Columbia Bar Associations. He is a member of the Board of America's Community Bankers, the Western League of Financial Institutions and the American League of Financial Institutions. He also serves on the Board of the California Business Roundtable, Pitzer College, American Red Cross, the Fulfillment Fund and the California Community Foundation. Mr. Hudson is a member of the Private Industry Council and chairs the Board of Community Build.

Kellogg Chan has been a member of the Board of Directors since 1993. Now retired, he previously served as Chairman and Chief Executive Officer of Universal Bank, f.s.b. and President and Chief Executive Officer of East-West Bank. Mr. Chan is a past trustee of the Greater Los Angeles Zoo Association, and past member of the Boards of the San Marino City Club, the Southern California Chinese Lawyers Association and the San Gabriel Valley Council of Boy Scouts. Mr. Chan is a member of the Chinese American Citizens Alliance, Central City Optimists and a member of the Chinese Heart Council of the American Heart Association.

Larkin Teasley has been a member of the Board of Directors since 1977.
Larkin Teasley is President and Chief Executive Officer of Golden State Mutual Life Insurance Company and a member of its Board of Directors. Mr. Teasley is a member of the Board of the Golden State Minority Foundation, the Greater L.A. African American Chamber of Commerce, the California Chamber of Commerce, the L.A. County Board of Investment for the County Employees Retirement Association and President of the

National Insurance Association.

Continuing Directors:

Elbert T. Hudson is Chairman of the Board of the Company and Broadway Federal and has engaged in the practice of law since his retirement as Chief Executive Officer in 1992. He was elected as President/Chief Executive Officer in 1972, a position he held until his retirement. Mr. Hudson is currently Chairman of the Executive Committee of the Board, a committee he has served on continuously since 1959, and served on the Loan Committee of the Board from 1959 through 1984. Mr. Hudson has been a member of the California Bar Association since 1953 and was a practicing attorney prior to his election as President/Chief Executive Officer of Broadway Federal. Mr. Hudson serves on the Board of Directors of BSC, a wholly owned subsidiary of Broadway Federal and as a member of the Board of Directors of Golden State Mutual Life Insurance Company, as well as a member of its Executive Committee and as Chairman of its Audit Committee. He is a member of the Board of the Angelus Funeral Home, member of the Board of the Angelus-Rosedale Cemetery and member of the Board of Trustees of the Pre-Need, Cemetery and Endowment Foundations of both organizations. Mr. Hudson is also President of the Board of NAACP "New Careers," and member of the Board of L.A. Trade Technical College Foundation.

Willis K. Duffy, D.D.S. is a retired dentist. He previously was general partner of Washington Medical Center. Dr. Duffy is the Chairman of the Compensation/Benefits Committee of the Board. Dr. Duffy also serves as a member of the Board of the Watts/Willowbrook Boys and Girls Club, the L.A. Police Department Historical Society and the Sigma Pi Phi Foundation.

Rosa M. Hill is the Corporate Secretary of S.J.H Investment Company. Previously she was an elementary school teacher in the Los Angeles City Schools and Fisk University Children's School. She also was a social worker with the Los Angeles County Bureau of Public Assistance. Mrs. Hill is the Chairperson of the Compliance/Community Reinvestment Act (CRA)/Public Relations Committee of the Board. She serves on the Board of Trustees of Bennett College, Greensboro, North Carolina. Mrs. Hill has been an active member of Holman United Methodist Church for over 40 years where she has held many leading roles.

A. Odell Maddox is President and Manager of Maddox & Stabler Construction Co. Inc. and a real estate broker of Maddox Company, a real estate property management company. Mr. Maddox is Chairman of the Loan Committee of the Board.

Lyle A. Marshall is a retired tax attorney. He previously served as President of Lyle A. Marshall & Assoc., Ltd., a consulting firm, and was co-owner of Drummond Distributing Co. Mr. Marshall was admitted to practice before the U.S. Supreme Court, U. S. District Court, Eastern District, U. S. Tax Court and the New York State Bar. Mr. Marshall is Chairman of the Audit Committee of the Board. Mr. Marshall also chairs the Board of the Watts/Willowbrook Boys & Girls Club.

Individuals Nominated To Become Directors

During 1996, the Board of Directors of the Company increased the number of authorized directors of the Company from eight to nine and the Board of Directors of Broadway Federal also amended the Bylaws of the Bank to increase the number of directors from eight to nine. Both Boards of Directors elected Mr. Daniel A. Medina to fill the newly created vacancy, subject to OTS approval. Mr. Medina has served as an advisor to the Board of Directors of the Company and Broadway Federal since 1993. Upon receipt of OTS approval, Mr. Medina will become a director of the Company and Broadway Federal and will be included in the third class of directors with Messrs. Maddox and Marshall, whose terms expire in 1999. Mr. Medina is 39 years of age and currently serves as Vice President-Acquisitions for Avco Financial Services, Inc., a subsidiary of Textron, Inc. Mr. Medina joined Avco in October 1996. Prior to joining Avco, Mr. Medina was Managing Director-Corporate Advisory Department for Union Bank of California, N.A., a subsidiary of The Bank of Tokyo Mitsubishi Bank.

Board Meetings and Committees

The Board of Directors of the Company and the Board of Directors of the Bank held fifteen and fourteen meetings, respectively, during 1996. Until May 1996, the Company and the Bank together had a total of six joint committees: the Executive Committee, the Audit Committee, the Compensation/Benefits Committee, the Loan Committee, the Internal Asset Review Committee and the Compliance Committee. In May 1996, three separate committees were established by the Company: the Executive Committee, the Compensation/Benefits Committee and the Audit Committee. The Board of Directors of the Company does not have a standing nominating committee.

Company Committees:

The Executive Committee consists of Messrs. Elbert T. Hudson, Paul C. Hudson and Kellogg Chan. This committee monitors Company financial matters such as analysis of overall earnings performance, focusing on trends, projections and problem anticipation and resolution. It also monitors the status of litigation and serves as an interim decision-making body that functions between Company Board meetings, counseling the chief executive officer by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. During 1996 the Company's Executive Committee had no meetings.

The Audit Committee consists of Mr. Lyle A. Marshall, Mrs. Rosa Hill and Mr.
A. Odell Maddox. The Audit Committee is responsible for oversight of the internal auditor function for the Company, assessment of accounting systems, monitoring of internal control deficiencies and monitoring regulatory compliance. The committee is also responsible for oversight of external auditors. During 1996 the Company's Audit Committee had no meetings.

The Compensation/Benefits Committee consists of Dr. Willis K. Duffy, Mr. Larkin Teasley and Mr. Daniel A. Medina. This committee is responsible for the oversight of salary and wage administration and various employee benefits, policies and incentive compensation issues at the Company level. During 1996 the Company's Compensation/Benefits Committee had no meetings.

Bank Committees:

The Executive Committee during 1996 consisted of Messrs. Elbert T. Hudson, Paul C. Hudson, Lyle A. Marshall and Larkin Teasley. This committee monitors financial matters such as capital adequacy and liquidity, and analyzes overall earnings performance, focusing on trends, regulations, projections and problem anticipation and resolution. It also monitors the status of litigation and serves as an interim decision-making body that functions between Board meetings, counseling the chief executive officer by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee met eleven times during 1996.

The Audit Committee consists of Mr. Lyle A. Marshall, Mrs. Rosa Hill, Dr. Willis K. Duffy and Mr. Daniel A. Medina. The Audit Committee is responsible for oversight of the internal auditor function, assessment of accounting systems, monitoring of internal control deficiencies and monitoring regulatory examination compliance. The committee is also responsible for oversight of external auditors. During 1996 the Audit Committee met six times.

The Compensation/Benefits Committee consists of Dr. Willis K. Duffy, Messrs,
A. Odell Maddox and Larkin Teasley. This committee is responsible for the oversight of salary and wage administration and various employee benefits, policies and incentive compensation issues, as well as the appraisal of the chief executive officer's performance, determination of his salary and bonus, and for making recommendations regarding such matters for approval by the Board of Directors. During 1996 the Compensation/Benefits Committee met two times.

The Loan Committee consists of Messrs. A. Odell Maddox, Paul C. Hudson, Kellogg Chan and non-Board member, Bruce Solomon, Sr. Vice President-Chief Loan Officer. The Loan Committee is responsible for developing the lending policies of the Bank, monitoring the loan portfolio and compliance with established lending policies, and approving specific loans in accordance with the Bank's loan policy. During 1996 the Loan Committee met twelve times.

The Internal Asset Review Committee consists of Messrs. Lyle A. Marshall, Elbert T. Hudson and non-Board members Bob Adkins, Sr. Vice President-Chief Financial Officer and Ms. Alesia Willis, Vice President-Loan Service Manager. The Internal Asset Review Committee is responsible for the review and approval of asset classifications, and for monitoring delinquent loans and foreclosed real estate. In addition, the Internal Asset

Review Committee reviews the status of the Bank's general loan loss allowance. During 1996 the committee met twelve times.

The Compliance/Community Reinvestment Act/Public Relations Committee consists of Mrs. Rosa Hill, and Messrs. Elbert T. Hudson, Kellogg Chan and Daniel A. Medina. This committee is responsible for reviewing the Bank's compliance with state and federal regulations, monitoring compliance with the CRA and oversight of public relations and community outreach efforts. During 1996 the Compliance/Community Reinvestment Committee met eight times.

Executive Officers Who are Not Directors

The following table sets forth certain information with respect to executive officers of the Company and/or the Bank who are not directors. Officers of the Company and the Bank serve at the discretion of their respective Boards of Directors.

                 Age at
                December
Name            31, 1996           Positions Held With the Company and the Bank
----            --------           --------------------------------------------

Bob Adkins         46              Secretary and Chief Financial Officer of
                                   Company and Sr. Vice President-Chief
                                   Financial Officer of Bank

Bruce Solomon      49              Sr. Vice President-Chief Loan Officer of
                                   Bank

The business experience of each of the executive officers is as follows:

Bob Adkins joined Broadway Federal in 1994 as the Chief Financial Officer. In January 1995 Mr. Adkins became Senior Vice President/Chief Financial Officer. Mr. Adkins also serves as Director and Secretary/Treasurer of BSC. Immediately prior to joining Broadway Federal Mr. Adkins was Chief Financial Officer of Westside Bank of Southern California for three years. Westside Bank was placed into receivership by regulatory authorities in late 1993. Mr. Adkins has over 20 years experience in the financial services industry, including experience in public accounting. Mr. Adkins is a Certified Public Accountant, holds an MBA degree and a Bachelors degree in Accounting. Mr. Adkins is President of the Board of the California State University at Los Angeles Foundation, serves as an Aide to the California Business Roundtable and is a past member of the Board of the Community Housing Assistance Program, Inc.

Bruce Solomon joined Broadway Federal in 1993 as the Chief Loan Officer and currently serves as Senior Vice President/Chief Loan Officer and CRA Officer. Prior to joining Broadway Federal Mr. Solomon had over 19 years of experience in the banking industry, primarily in real estate lending with Hancock Savings and Loan Association, National Home Equity Corporation and Valley Federal Savings and Loan Association. Mr. Solomon serves on the Board of the Home Loan Counselling Center, the Inglewood Neighborhood Housing Services and the Los Angeles Local Development Corporation.

                     APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP ("Ernst & Young") as the Company's and the Bank's independent auditors for the fiscal year ending December 31, 1997, this selection was ratified by the stockholders at the
1996 Annual Meeting.   The Company selected Ernst & Young to replace KPMG
Peat Marwick LLP ("KPMG") as its independent auditors on April 18, 1996 based upon the recommendation of the Company's Audit Committee. KPMG's audit report on the consolidated financial statements of the Bank as of and for the years ended December 31, 1995 and 1994 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Prior to January 8, 1996, the Company had no assets or liabilities and did not conduct any business other than that of an organizational nature and thus, did not have any financial statements for the years ended December 31, 1995 and 1994. It is anticipated that representatives of Ernst & Young will be present at the Annual Meeting.
Ernst & Young will be given an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquires of the stockholders.

In connection with the audits of the two fiscal years ended December 31, 1995, and the subsequent interim period through April 18, 1996, the date Ernst & Young was selected as independent auditors, there were no disagreements with KPMG on any matter of accounting principles, financial statement disclosure, or auditing scope or procedures. In connection with the audit for the fiscal year ended December 31, 1996, performed by Ernst & Young, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth as of April 30, 1997 certain information concerning the shares of the Company's Common Stock owned by each of the directors and executive officers of the Company and the Bank and for all directors and executive officers as a group (including in each case all "associates" of such persons).

Name and Address                       Amount and Nature of          Percent of
Beneficial Owner                       Beneficial Ownership             Class
----------------                       --------------------          ----------

BENEFICIAL OWNERS:

Broadway Federal Bank Employee Stock
Ownership Plan (1)                            62,488                     7.44%

Wellington Management Company, LLP (2)
75 State Street
Boston, Massachusetts 02109                   83,000                     9.88

Deltec Asset Management Corporation (3)
535 Madison Ave.
New York, NY 10022                            87,000                    10.35


DIRECTORS AND EXECUTIVE OFFICERS:(1)

Elbert T. Hudson                               2,927(4)                  0.35

Paul C. Hudson                                 6,000                     0.71

Kellogg Chan                                   8,927                     1.06

Willis K. Duffy                                2,500                     0.30

Rosa M. Hill                                   8,927(4)                  1.06

A. Odell Maddox                                5,000                     0.60

Lyle A. Marshall                               2,500(4)                  0.30

Larkin Teasley                                 2,500                     0.30

Daniel A. Medina(5)                              200                     0.02

Bob Adkins                                       200(4)                  0.02

All directors and officers as
a group (10 persons)                          39,681                     4.72%

(1)The address for each of the persons listed is 4835 West Venice Boulevard, Los Angeles, California 90019.
(2)Such information is derived from a Schedule 13G filed by Wellington Management Company, LLP, a Massachusetts limited liability partnership ("WMC") on January 24, 1997, WMC, in its capacity as investment advisor, may be deemed the beneficial owner of shares of Common Stock owned by its clients, including 66,400 shares representing 7.90% of the outstanding Common Stock as of April 30, 1997 owned by Bay Pond Partners, L.P., a Delaware limited partnership ("Bay"). Wellington Hedge Limited Partnership, a Massachusetts limited partnership ("WHMLP"), is the sole general partner of Bay and Wellington Hedge Management, Inc., a Massachusetts corporation ("WHM"), is the sole general partner of WHMLP. Robert W. Doran, John R. Ryan, and Duncan M. McFarland serve as directors and are the sole stockholders, and Messrs. Doran and McFarland serve as executive officers, serving as Chairman and Vice Chairman, respectively, of WHM. The information regarding Bay is derived from a Schedule 13D filed by Bay on September 6, 1996.
(3)All of such shares of Common Stock are held by Deltec Asset Management Corporation, a New York corporation ("Deltec"), for the account of its brokerage or investment advisory clients over whose accounts Deltec exercises discretionary authority as to voting, disposition and other matters. The information regarding Deltec is derived from a Schedule 13G filed by Deltec on February 3, 1997.
(4)Held jointly with spouse as to which voting and investment power is shared.
(5)Mr. Daniel A. Medina currently serves as an advisory director and has been elected as a Director of the Company and the Bank, subject to OTS approval.






EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS

EXECUTIVE COMPENSATION. The following table sets forth the cash compensation paid for services during the years ended December 31, 1996, 1995 and 1994 to the Chief Executive Officer of the Company, who was the only officer who received compensation in excess of $100,000.

                            Annual Compensation

                                             Annual
Name and Principal Position           Year           Salary(1)          Bonus
---------------------------           ----           ---------          -----
Paul C. Hudson, President and         1996            $120,252        $17,952
Chief Executive Officer               1995             107,541         15,360
                                      1994             100,805         29,192

(1)Included in annual salary for 1994, 1995 and 1996 is Mr. Paul C. Hudson's yearly automobile allowance of $4,475, $4,475 and $4,102, respectively and his group term life insurance of $330, $980 and $870 for 1994, 1995 and 1996, respectively.

DIRECTORS' COMPENSATION. In 1996, each director of the Company, other than the Chairman of the Board and the President, received a payment of $200 for a special Board meeting held during the year. There was no other remuneration paid to the Directors by the Company in 1996. Currently, the Chairman of the Board of Broadway Federal receives a monthly retainer fee of $2,800 and all other directors of Broadway Federal, other than the President, receive a monthly retainer fee of $1,000 each. A fee of $200 is paid to each director of Broadway Federal, other than the Chairman of the Board and the President, for special Board meetings. Committee meeting fees of $150 per meeting are also paid to directors of Broadway Federal, other than the Chairman of the Board and the President.

SEVERANCE AGREEMENTS

The Company and Broadway Federal have entered into severance agreements with Mr. Paul Hudson, Mr. Bob Adkins, Mr. Bruce Solomon and one other officer of Broadway Federal having terms ranging from 12 to 24 months. Commencing on the first anniversary date of such agreements and continuing on each anniversary date thereafter, the severance agreements may be extended by the respective Board of Directors of the Company and Broadway Federal for additional twelve-month periods. Each severance agreement will provide that at any time following a change in control of the Company or Broadway Federal, as applicable, if the Company or Broadway Federal, as the case may be, terminates the employee's employment for any reason other than for cause, or if the employee terminates his or her employment, the employee or, in the event of death, the employee's beneficiary, would be entitled to receive a payment equal to up to three years of the employee's then current annual salary, any bonuses and any other compensation paid or to be paid to the employee in any such year, the amount of benefits paid or accrued to the employee pursuant to any employee benefit plan maintained by Broadway Federal or the Company in any such year and the amount of any contributions made or to be made on behalf of the employee to any benefit plan maintained by Broadway Federal or the Company in any such year. The Company and Broadway Federal would also continue the employee's life, medical, dental and disability coverage for the remaining unexpired term of his or her agreement to the extent allowed by the plans or policies maintained by the Company or Broadway Federal from time to time. Payments to the employee under Broadway Federal's severance agreements are guaranteed by the Company in the event that payments or benefits are not paid by Broadway Federal. In the event of a change in control of the Company and Broadway Federal, as applicable, the total payments due under the severance agreements in the aggregate, based solely on the cash compensation paid to the four officers covered by the severance agreements for the last fiscal year and excluding any benefits under any employee benefit plan that may be payable, are estimated to be up to approximately $520,000.

COMPENSATION/BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's Compensation/Benefits Committee is composed entirely of independent outside members of the Company's Board of Directors. The Committee reviews and approves each of the elements of the executive compensation program of the Company (including its subsidiaries) and continually assesses the effectiveness and competitiveness of the program. In addition, the Committee administers the key provisions of the executive compensation program and reviews with the Board of Directors all major aspects of compensation for the Company's Chief Executive Officer. The Committee's review of the executive compensation program includes analyzing compensation programs, pay levels, and business results compared to a peer group of competitor financial institutions of comparable asset size.

COMPENSATION PHILOSOPHY

The goals of the executive compensation program are to support a performance-oriented environment, to reinforce the Company's performance and business plans, and to enable the Company to attract and retain executive talent it needs to maximize its return to stockholders.

The philosophy of the Company is to provide compensation programs designed to reward achievement of the Company's annual and long-term strategic goals, to provide compensation opportunities that are competitive with the peer group of competitor financial institutions and to offer appropriate stock ownership opportunities.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

BASE SALARIES. The objectives of the base salary program are to offer base salaries within a salary grade which establishes the value of the position relative to other positions in the organization and to provide base salary increases that reward all officers for the ongoing performance of the duties of their positions and that are consistent with the Company's overall financial performance. The base salary compensation for executive officers is established after considering objective criteria which include the review and evaluation of surveys of compensation paid to the executives of similarly sized financial institutions.

INCENTIVE COMPENSATION PLAN. The Incentive Compensation Plan (the "Plan") is designed to provide all employees with the opportunity for incentive compensation based upon corporate profitability and individual performance. The Plan has been created so that 50% of the incentive award results from corporate returns and 50% derives from individual performance. For the Plan to be activated current profits must be sufficient to cover any payments under the Plan. The Plan establishes various levels of return on assets ("ROA") up to a maximum ROA of 1.0%. The level of ROA attained determines the incentive awards to be paid. The Plan has been integrated with the Bank's strategic plan. Thus, the target ROA is consistent with management's ROA goal for the year.

Half of an employee's total incentive compensation is based on the Bank's ROA. The balance derives from one of two factors, depending upon job title and grade level. Management positions are evaluated based upon achievement of department goals and objectives, while-non-exempt employees will be rewarded based upon semi-annual performance reviews by their supervisor.

CEO COMPENSATION. Paul Hudson's base salary is intended to be competitive with base salaries paid to other chief executive officers of institutions of similar size and scope of operations. His base salary is reviewed annually by the Compensation/Benefits Committee. In addition, the Committee establishes criteria, based on performance targets, for the CEO incentive compensation award. Incentive awards and increases in base salary must be recommended by the Committee and approved by the Board of Directors.

THE COMPENSATION/BENEFITS COMMITTEE
Dr. Willis K. Duffy
Mr. Larkin Teasley


                          SECTION 16(a) COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Officers, Directors and beneficial owners of more than ten percent of the Company's stock are required by Securities and Exchange Commission regulation to furnish the Company with copies of all such forms that they file.

Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 1996, or written representations from certain reporting persons that no Form 5's were required to be filed by those persons, the Company believes that during the period ended December 31, 1996, all filing requirements were complied with by its executive officers, Directors and beneficial owners of more than ten percent of the Company's stock.

       DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE
                                 ANNUAL MEETING

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 1998 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before February 17, 1998. The Board of Directors of the Company will review any stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its proxy solicitation materials and for consideration at the Annual Meeting. Any stockholder may make any other proposal at the Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the Company by February 17, 1998 such proposal may only be voted upon at a meeting held at least 30 days after the Annual Meeting at which it is presented.

Stockholder nominations for election of directors may only be made pursuant to timely notice in writing to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the previous year's Annual Meeting (between March 18, 1998 and April 18, 1998) to be considered at the Annual Meeting in 1998. Such notice must state the nominee's name, age and addresses (business and residence), the nominee's principal occupation or employment, and the class and number of shares of Company stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee which would be required to be disclosed in a proxy statement and in certain other filings under federal securities laws.

PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bob Adkins

Bob Adkins
Secretary

REVOCABLE PROXY

                         BROADWAY FINANCIAL CORPORATION

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 18, 1997

    The undersigned hereby appoints Paul C. Hudson and Bob Adkins, or any of them, each with full power of substitution, as the lawful proxies of the undersigned, and hereby authorizes each of them to represent and to vote as designated below all shares of the Common Stock of Broadway Financial Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on June 18, 1997, or any adjournment thereof.

    PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN DARK INK AND SIGN AND DATE ON THE REVERSE SIDE--MARK ONLY ONE BOX FOR EACH ITEM.

1.         Election of Mr. Paul C. Hudson as director to serve until the Annual Meeting to be held in 2000.
                                                     / /  FOR    / /  WITHHOLD
2.         Election of Mr. Kellogg Chan as director to serve until the Annual Meeting to be held in 2000.
                                                     / /  FOR    / /  WITHHOLD
3.         Election of Mr. Larkin Teasley as director to serve until the Annual Meeting to be held in 2000.
                                                     / /  FOR    / /  WITHHOLD
4.         In the discretion of the proxy holder(s) on such other business as may properly come before the Annual Meeting or any adjournment thereof.
                                             / /  FOR    / /  AGAINST    / /  ABSTAIN

      IMPORTANT--PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED IN ITEMS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON MATTERS DESCRIBED IN ITEM 4.

    When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    Whether or not you plan to attend the Annual Meeting, you are urged to SIGN AND RETURN this proxy promptly. You may revoke this proxy at any time prior to its use.

                                          Dated:
                                         --------------------------------------,
                                          1997

                                          --------------------------------------

                                                (Signature of Stockholder)

                                          --------------------------------------

                                               (Signature(s) of Additional
                                                     Stockholder(s))

                                          Please sign your name EXACTLY as it
                                          appears hereon, date and return this
                                          proxy in the reply envelope provided.
                                          IF YOU RECEIVE MORE THAN ONE PROXY
                                          CARD, PLEASE SIGN AND RETURN ALL PROXY
                                          CARDS RECEIVED.

                          Please Do Not Fold This Card